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                                                                    Exhibit 99.1

                       C-COR.NET CORP. STOCK OPTION PLAN
            (FOR EMPLOYEES OF WORLDBRIDGE BROADBAND SERVICES, INC.)
            -------------------------------------------------------

                                  ARTICLE ONE

                              GENERAL PROVISIONS
                              ------------------


     I.   PURPOSE OF THE PLAN

          The purpose of the Plan is to: (1) provide a mechanism by which the Corporation can administer the options to acquire Worldbridge common stock that were granted under the Worldbridge Plan assumed and converted by the Corporation at the Effective Time into options to acquire Common Stock in connection with the Merger Agreement; and (2) promote the interests of Worldbridge and the Corporation by providing eligible persons a proprietary interest in the Corporation as an incentive for them to remain in the service of Worldbridge.

          Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

     II.  STRUCTURE OF THE PLAN

          The Plan consists solely of the outstanding options that were granted under the Worldbridge Plan immediately prior to the Effective Time and assumed and converted by the Corporation at the Effective Time into options to acquire Common Stock in connection with the Merger Agreement.

     III. ADMINISTRATION OF THE PLAN

          A. The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

          B. The Plan Administrator shall have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any option thereunder.
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    IV.   ELIGIBILITY

          A. The persons holding options under the Plan are persons who held outstanding options under the Worldbridge Plan immediately prior to the Effective Time of the Merger and were:

               (i)   employees of Worldbridge,

               (ii) non-employee members of the board of directors of Worldbridge or the nonemployee members of the board of directors of any Parent or Subsidiary of Worldbridge, and

               (iii) consultants and other independent advisors who provided services to Worldbridge (or any Parent or Subsidiary of Worldbridge).

          B. The Board will not grant any options under the Plan after the Effective Time.

     V.   STOCK SUBJECT TO THE PLAN

          A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 196,416 shares.

          B. Shares of Common Stock subject to outstanding options shall not be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation-regrant provisions of Article Two.

          C. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan and (ii) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE TWO

                                OPTION PROGRAM
                                --------------


     I.   OPTION TERMS

          Each option is evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall
                           --------
comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

          A.   Exercise Price and Number of Shares.
               ------------------------------------

               1. In connection with the Merger Agreement, all options granted and outstanding under the Worldbridge Plan immediately prior to the Effective Time of the Merger were assumed and converted by the Corporation at the Effective Time into options to acquire Common Stock. Each Worldbridge option was converted into an option to acquire .219166 shares (the "Exchange Ratio") of Common Stock, rounded to the nearest whole share, except Incentive Stock Options were rounded down to the nearest whole share.

               2. Additionally, in connection with the Merger Agreement, the exercise price per share of each option granted and outstanding under the Worldbridge Plan immediately prior to the Effective Time was divided by the Exchange Ratio at the Effective Time.

               3. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Three and the documents evidencing the option, be payable in cash or check made payable to the Corporation. The exercise price may also be paid as follows:

                    (i) in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                    (ii) through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

          Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

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          B.   Exercise and Term of Options. Each option shall be exercisable at
               ----------------------------
such time or times, during such period and for such number of shares as was determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date under the Worldbridge Plan.

          C.   Effect of Termination of Service.
               --------------------------------

               1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                    (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason other than Disability or death shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                    (ii) Should Optionee's Service terminate by reason of Disability, then the Optionee shall have a period of six (6) months following the date of such cessation of Service during which to exercise each outstanding option held by such Optionee. However, should such Disability be deemed to constitute Permanent Disability, then the period during which each outstanding option held by the Optionee is to remain exercisable shall be extended by an additional six (6) months so that the exercise period shall be the twelve (12)-month period following the date of the Optionee's cessation of Service by reason of such Permanent Disability.

                    (iii) Should the Optionee die while holding one or more outstanding options, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution shall have a period of twelve (12) months following the date of the Optionee's death during which to exercise each such option.

                    (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

                    (v) In the event of an Involuntary Termination following a Corporate Transaction, the provisions of Section III of this Article Two shall govern the period for which the outstanding options are to remain exercisable following the Optionee's cessation of Service and shall supersede any provisions to the contrary in this section.

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               2.  The Plan Administrator shall have the discretion, exercisable either at the time an option is granted, or at any time while the option remains outstanding, to extend the period of time for which the option is to remain exercisable following Optionee's cessation of Service or death from the limited period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term.


          D.   Stockholder Rights.  The holder of an option shall have no
               ------------------
stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

          E.   Limited Transferability of Options. During the lifetime of the
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Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death.

          F.   Withholding.  The Corporation's obligation to deliver shares of
               -----------
Common Stock upon the exercise of any options granted under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     II.  INCENTIVE OPTIONS

          The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the
                                                           ---
terms of this Section II.

          A.   Eligibility.  Incentive Options were granted under the
               -----------
Worldbridge Plan only to Worldbridge employees.

          B.   Dollar Limitation.  The aggregate Fair Market Value of the shares
               -----------------
of Worldbridge common stock (determined as of the respective date or dates of grant under the Worldbridge Plan) for which one or more options granted to any Worldbridge employee under the Worldbridge Plan may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options were granted.

     III. CORPORATE TRANSACTION

          A. In the event of any Corporate Transaction, each outstanding option shall be (i) assumed by the successor corporation (or parent thereof) or
(ii) replaced with a comparable

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option to purchase shares of the capital stock of the successor corporation (or parent thereof) at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same schedule applicable to such option. The determination of option comparability under clause (ii) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive. However, to the extent the successor corporation (or parent thereof) does not effect such assumption or replacement, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option.

          B. Unless otherwise provided by the Plan Administrator, immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

          C. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction, had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to (i) the number and class of securities available for issuance under the Plan following the consummation of such Corporate Transaction and (ii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such
                         --------
securities shall remain the same.

          D. The grant of options under the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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     IV.  CANCELLATION AND REGRANT OF OPTIONS

          The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

                                 ARTICLE THREE

                                 MISCELLANEOUS
                                 -------------

     I.   FINANCING

          The Plan Administrator may permit any Optionee to pay the option exercise price under the Plan by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price payable for the purchased shares (less the par value of such shares) plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise.

     II.  EFFECTIVE DATE AND TERM OF PLAN

          A. The Worldbridge Plan was adopted by the Worldbridge board of directors on August 26, 1998, approved by the Worldbridge stockholders and became effective on September 13, 1998, and was assumed by the Corporation at the Effective Time.

          B. The Plan shall terminate upon the earliest of (i) August 26, 2008, (ii) the expiration or termination of all options outstanding under the Worldbridge Plan immediately prior to the Effective Time of the Merger, or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all options outstanding under the Plan shall continue to have full force and effect in accordance with the provisions of the documents evidencing such options or issuances.

     III. AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options at the time outstanding under the Plan unless the Optionee consents to such amendment or modification.

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     IV.  USE OF PROCEEDS

          Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

     V.   WITHHOLDING

          The Corporation's obligation to deliver shares of Common Stock upon the exercise of any options or upon the issuance of any shares issued under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

     VI.  REGULATORY APPROVALS

          The implementation of the Plan, the granting of any options under the Plan and the issuance of any shares of Common Stock upon the exercise of any option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan and the options granted under it and the shares of Common Stock issued pursuant to it.

     VII. NO EMPLOYMENT OR SERVICE RIGHTS

          Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

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                                   APPENDIX
                                   --------

          The following definitions shall be in effect under the Plan:

          A.  Board shall mean the Corporation's Board of Directors.
              -----

          B.  Code shall mean the Internal Revenue Code of 1986, as amended.
              ----

          C.  Committee shall mean a committee of two (2) or more Board members
              ---------
appointed by the Board to exercise one or more administrative functions under the Plan.

          D.  Common Stock shall mean the Corporation's common stock, $0.05 par
              ------------
value.

          E.  Corporate Transaction shall mean any of the following
              ---------------------
transactions:

              (i) a merger or consolidation in which securities possessing more than 50 percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

              (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets or capital stock, or

              (iii) a tender or exchange offer in which, after the consummation of the offer, the offeror is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 15 percent of the outstanding Common Stock.

          F.  Corporation shall mean C-COR.net Corp., a Pennsylvania
              -----------
corporation.

          G.  Disability shall mean the inability of the Optionee or the
              ----------
Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of 12 months or more.

          H.  Effective Time shall mean the time that the Merger was consummated
              --------------
on February 18, 2000 when the Certificate of Merger was filed with the Secretary of State of the State of Delaware.

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

          I.  Employee shall mean an individual who is in the employ of the
              --------
Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

          J.  Exercise Date shall mean the date on which the Corporation shall
              -------------
have received written notice of the option exercise.

          K.  Fair Market Value per share of Common Stock on any relevant date
              -----------------
shall be determined in accordance with the following provisions:

              (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

              (iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

          L.  Incentive Option shall mean an option which satisfies the
              ----------------
requirements of Code Section 422.

          M.  Involuntary Termination shall mean the termination of the Service
              -----------------------
of any individual which occurs by reason of:

              (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

              (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's

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     place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual's consent.

          N.   Merger shall mean the merger consummated as of the Effective Time
               ------
pursuant to the terms and conditions of the Merger Agreement.

          O.   Merger Agreement shall mean the Agreement and Plan of Merger
               ----------------
dated January 19, 2000 among the Corporation, C-COR.net Services Acquisition Corp., a Delaware corporation, and Worldbridge.

          P.   Misconduct shall mean the commission of any act of fraud,
               ----------
embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

          Q.   1934 Act shall mean the Securities Exchange Act of 1934, as
               --------
amended.

          R.   Non-Qualified Option shall mean an option not intended to satisfy
               --------------------
the requirements of Code Section 422.

          S.   Optionee shall mean any person who immediately prior to the
               --------
Effective Time held an option or options to acquire Worldbridge common stock granted under the Worldbridge Plan that was assumed and converted by the Corporation at the Effective Time into an option or options to acquire Common Stock in connection with the Merger Agreement.

          T.   Parent shall mean any corporation (other than the Corporation) in
               ------
an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          U.   Plan shall mean the C-COR.net Corp. Stock Option Plan (For
               ----
Employees of Worldbridge Broadband Services, Inc.), as set forth in this document.

          V.   Plan Administrator shall mean either the Board or the Committee,
               ------------------
to the extent the Committee is at the time responsible for the administration of the Plan.

          W.   Service shall mean the provision of services to the Corporation
               -------
(or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

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          X.  Stock Exchange shall mean either the American Stock Exchange or
              --------------
the New York Stock Exchange.

          Y.  Subsidiary shall mean any corporation (other than the Corporation)
              ----------
in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          Z.  Worldbridge shall mean Worldbridge Broadband Services, Inc., a
              -----------
Delaware Corporation.

          AA. Worldbridge Plan shall mean the Worldbridge 1998 Stock
              ----------------
Option/Stock Issuance Plan.

          BB. 10% Stockholder shall mean the owner of stock (as determined
              ---------------
under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

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